Filed Pursuant to Rule 433

Registration No. 333-217116

Dated: April 4, 2017

PRICING TERM SHEET

U.S.$ 1,000,000,000 3.500% SECOND RANKING SENIOR FIXED RATE NOTES DUE 2022

Issuer:	Banco Santander, S.A.

Series Number:	4

Expected Issuer Ratings: *	A3 (stable) Moody’s / A- (positive) S&P / A- (stable) Fitch

Expected Notes Ratings: *	Baa2 Moody’s / BBB+ S&P / A- Fitch

Status:	Second Ranking Senior

Principal Amount:	$ 1,000,000,000

Form of Issuance:	SEC Registered

Pricing date:	April 4, 2017

Settlement date: **	April 11, 2017 (T+5)

Maturity date:	April 11, 2022

Benchmark Treasury:	1.875% UST due March 2022

Benchmark Treasury Yield:	1.890%

Spread to Benchmark Treasury:	T+ 168 bps

Re-offer Yield:	3.570%

Coupon:	3.500%

Price to Public:	99.682% of the Principal Amount

Underwriting Discount and Commissions:	0.30%

Proceeds to Issuer (before Issuer Expenses) :	99.382% ($ 993,820,000)

Issuer Expenses (excluding the Underwriting Discount and Commissions):	$ 101,175

Net Proceeds (including Underwriting Discount and Commissions & Issuer Expenses):	$ 993,921,175

Interest Payment Dates:	Semi-annually on October 11 and April 11 of each year, beginning October 11, 2017

Day Count Fraction:	30/360 (modify unadjusted)

Business Days:	New York City, London and TARGET 2

Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Listing:	New York Stock Exchange

Governing Law:	New York law, except that certain provisions of the Notes and the Indentures (including the status of the Notes) shall be governed and construed in accordance with Spanish Law.

CUSIP / ISIN:	05964H AC9 / US05964HAC97

Joint Bookrunners:	Credit Suisse Securities (USA) LLC Merrill Lynch, Pierce Fenner & Smith Incorporated Santander Investment Securities Inc. Wells Fargo Securities, LLC

*	Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Second Ranking Senior Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.
**	Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Second Ranking Senior Notes prior to the delivery of the Second Ranking Senior Notes will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

The issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Merrill Lynch, Pierce Fenner & Smith Incorporated by calling toll free +1-800-294-1322, Credit Suisse Securities (USA) LLC by calling toll free +1-800-221-1037, Wells Fargo Securities, LLC by calling toll free +1-800-645-3751 and Santander Investment Securities Inc. by calling toll free +1-855-403-3636.

PRICING TERM SHEET

U.S.$ 1,000,000,000 4.250% SECOND RANKING SENIOR FIXED RATE NOTES DUE 2027

Issuer:	Banco Santander, S.A.

Series Number:	6

Expected Issuer Ratings: *	A3 (stable) Moody’s / A- (positive) S&P / A- (stable) Fitch

Expected Notes Ratings: *	Baa2 Moody’s / BBB+ S&P / A- Fitch

Status:	Second Ranking Senior

Principal Amount:	$ 1,000,000,000

Form of Issuance:	SEC Registered

Pricing date:	April 4, 2017

Settlement date: **	April 11, 2017 (T+5)

Maturity date:	April 11, 2027

Benchmark Treasury:	2.250% UST due February 2027

Benchmark Treasury Yield:	2.361%

Spread to Benchmark Treasury:	T+ 200 bps

Re-offer Yield:	4.361%

Coupon:	4.250%

Price to Public:	99.108% of the Principal Amount

Underwriting Discount and Commissions:	0.45%

Proceeds to Issuer (before Issuer Expenses):	98.658% ($ 986,580,000)

Issuer Expenses (excluding the Underwriting Discount and Commissions):	$ 101,175

Net Proceeds (including Underwriting Discount and Commissions & Issuer Expenses):	$ 986,681,175

Interest Payment Dates:	Semi-annually on October 11 and April 11 of each year, beginning October 11, 2017

Day Count Fraction:	30/360 (modify unadjusted)

Business Days:	New York City, London and TARGET 2

Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Listing:	New York Stock Exchange

Governing Law:	New York law, except that certain provisions of the Notes and the Indentures (including the status of the Notes) shall be governed and construed in accordance with Spanish Law.

CUSIP / ISIN:	05964H AB1 / US05964HAB15

Joint Bookrunners:	Credit Suisse Securities (USA) LLC Merrill Lynch, Pierce Fenner & Smith Incorporated Santander Investment Securities Inc. Wells Fargo Securities, LLC

*	Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Second Ranking Senior Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.
**	Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Second Ranking Senior Notes prior to the delivery of the Second Ranking Senior Notes will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

The issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Merrill Lynch, Pierce Fenner & Smith Incorporated by calling toll free +1-800-294-1322, Credit Suisse Securities (USA) LLC by calling toll free +1-800-221-1037, Wells Fargo Securities, LLC by calling toll free +1-800-645-3751 and Santander Investment Securities Inc. by calling toll free +1-855-403-3636.

PRICING TERM SHEET

U.S.$ 500,000,000 SECOND RANKING SENIOR FLOATING RATE NOTES DUE 2022

Issuer:	Banco Santander, S.A.

Series Number:	5

Expected Issuer Ratings: *	A3 (stable) Moody’s / A- (positive) S&P / A- (stable) Fitch

Expected Notes Ratings: *	Baa2 Moody’s / BBB+ S&P / A- Fitch

Status:	Second Ranking Senior

Principal Amount:	$ 500,000,000

Form of Issuance:	SEC Registered

Pricing date:	April 4, 2017

Settlement date: **	April 11, 2017 (T+5)

Maturity date:	April 11, 2022

Type of Interest Rate:	Floating Rate

Interest Rate Basis (Benchmark):	3-Month USD LIBOR, Reuters page LIBOR01

Coupon:	3-Month USD LIBOR +156bps

Re-offer Yield:	1.560%

Price to Public:	100.000%

Underwriting Discount and Commissions:	0.30%

Proceeds to Issuer (before expenses):	99.700% ($498,500,000)

Issuer Expenses (excluding the underwriting discount and commissions):	$ 101,175

Net Proceeds (including Underwriting Discount and Commissions & Issuer Expenses):	$ 498,601,175

Interest Payment Dates:	Quarterly on July 11, October 11, January 11 and April 11 of each year, beginning July 11, 2017

Day Count Fraction:	Actual/360 (modify following)

Business Days:	New York City, London and TARGET 2

Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Listing:	New York Stock Exchange

Governing Law:	New York law, except that certain provisions of the Notes and the Indentures (including the status of the Notes) shall be governed and construed in accordance with Spanish Law.

CUSIP / ISIN:	05964H AA3 / US05964HAA32

Joint Bookrunners:	Credit Suisse Securities (USA) LLC Merrill Lynch, Pierce Fenner & Smith Incorporated Santander Investment Securities Inc. Wells Fargo Securities, LLC

*	Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Second Ranking Senior Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.
**	Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Second Ranking Senior Notes prior to the delivery of the Second Ranking Senior Notes will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

The issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Merrill Lynch, Pierce Fenner & Smith Incorporated by calling toll free +1-800-294-1322, Credit Suisse Securities (USA) LLC by calling toll free +1-800-221-1037, Wells Fargo Securities, LLC by calling toll free +1-800-645-3751 and Santander Investment Securities Inc. by calling toll free +1-855-403-3636.